March 14, 2023
Blade Air Mobility Reports Financial Results for the Fourth Quarter and Calendar Year Ended December 31, 2022

•Fourth quarter ended December 31, 2022 revenue up 55% versus the prior year to $38.1 million; calendar year ended December 31, 2022 revenue up 118% versus the prior year period to $146.1 million
•Short Distance revenue up 51% in Q4 2022 versus the prior year period, reflecting higher pricing across our route network and our acquisitions of Blade Europe and Blade Canada
•MediMobility Organ Transport revenue up 120% in Q4 2022 versus the prior year period, driven by the acquisition of new transplant center clients, robust growth with existing clients, and strong organ transplant market growth
•Flight Profit(1) increased 38% in Q4 2022 versus the prior year period, driven by organic and inorganic growth(1)

NEW YORK — (3/14/2023) — Blade Air Mobility, Inc. (Nasdaq: BLDE, "Blade" or the "Company"), a technology-powered air mobility platform, today announced financial results for the fourth quarter and calendar year ended December 31, 2022.
"We are pleased to deliver strong fourth quarter results to close out a monumental year for Blade," said Rob Wiesenthal, Blade’s Chief Executive Officer. "Strong organic growth in MediMobility Organ Transport coupled with our acquisitions in Europe and Canada drove record Revenue and Flight Profit in calendar year 2022. As we navigate a dynamic macro environment, we continue to believe that Blade is well positioned to thrive in any economic climate, particularly given the non-discretionary nature of our Medical business, the resilience of our fliers and the supply flexibility afforded by our asset-light model."
"This was another year of consistent execution on our growth plan, adding significant scale across our Passenger and Medical businesses, while corporate expenses as a percentage of revenue continue to shrink," said Will Heyburn, Blade’s Chief Financial Officer. "We remain confident that our path to profitability is both tangible and forthcoming. As a result, we expect a significant majority of our existing cash balance to be available for acquisitions that should expand our air mobility capabilities and accelerate Blade's trajectory to positive free cash flow."
"This quarter we completed the first piloted test flight of an Electric Vertical Aircraft ("EVA") in the Greater New York City region in cooperation with our partner BETA Technologies," said Melissa Tomkiel, Blade's President. "We were pleased to be a part of this historic moment for the industry, bringing us one step closer to making electric vertical aircraft technology a reality for the people of New York and beyond. In the meantime, we remain focused on providing best-in-class air mobility services for our fliers around the world using conventional aircraft, always improving the experience, terminal infrastructure and technology that will fortify our transition to EVA once certified for use, while continuing to scale our businesses to ensure consistent profitability and cash flow."
(1) See “Use of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.

Fourth Quarter Ended December 31, 2022 Financial Highlights
▪Total revenue increased 55% to $38.1 million in the current quarter versus $24.6 million in the prior year period. On a pro forma basis, assuming Blade had owned Blade Canada and Blade Europe in the comparable prior year period, revenue for the fourth quarter ended December 31, 2022 would have increased approximately 34%(1) on a constant currency basis.
▪Flight Profit(1) increased 38% to $5.4 million in the current quarter versus $3.9 million in the prior year period, driven by strong growth in our MediMobility Organ Transport business and the contribution from our Blade Canada and Blade Europe acquisitions.
▪Flight Margin(1) declined to 14.3% in the current quarter, as expected, from 16.0% in the prior year period, driven by lower margins in Jet and Other, outsized growth in MediMobility Organ Transport, which outpaced that of our other business lines and tends to have lower Flight Margin versus our historical company average, and the continued ramp of Blade Airport.
▪Short Distance revenue increased 51% to $9.4 million in the current quarter versus $6.3 million in the prior year period. Growth was driven by our acquisitions of Blade Europe and Blade Canada, and continued growth in our Blade Airport service.
▪MediMobility Organ Transport revenue increased 120% to $21.6 million in the current quarter versus $9.8 million in the prior year period, driven by the addition of new transplant center customers, continued growth with existing customers, and strong market demand. Revenue increased 7% sequentially in Q4 2022 versus Q3 2022.
▪Jet and Other revenue decreased (17)% to $7.1 million in the current quarter versus $8.5 million in the prior year period primarily due to a normalization in jet charter volume, as the prior year period benefited from outsized demand due to the COVID-19 Omicron variant, partially offset by higher average price per charter trip.
▪Net loss of $15.4 million in the quarter declined versus a net income of $0.8 million in the prior year period.
▪Adjusted EBITDA decreased to $(8.0) million in the current quarter from $(5.9) million in the prior year period, but improved as a percentage of revenues to (20.9)% in the current quarter from (24.1)% in the prior year period. The increased loss versus the prior year period is primarily attributable to additional corporate and recurring expenses related to Blade’s recent growth and expected future growth, the contribution from Blade Europe, which generated limited revenue and Flight Profit during the seasonally low quarter, partially offset by increased Flight Profit.

Business Highlights and Recent Updates
▪Blade Airport, offering service between Manhattan and both John F. Kennedy International Airport and Newark Liberty International Airport, has continued to show sequential improvements, with the fourth quarter setting a record for total revenues and seats flown.
▪On January 18, 2023, Blade and RedBird Capital Partners (“RedBird”) announced that RedBird has increased its ownership in Blade to more than 5%, and that RedBird Partner Andrew Lauck will become a board observer.
▪On February 14, 2023 Blade announced the completion of a historic test flight of BETA Technologies' ALIA-250 EVA at the Westchester County Airport in White Plains, New York. The flight marks the first test of a piloted EVA in the greater New York City area and is a significant milestone in the companies' continued partnership to bring safe, quiet, and sustainable air transportation to commuter and commercial customers.

Conference Call
The Company will conduct a conference call starting at 8:00 a.m. ET on Tuesday, March 14, 2023 to discuss the results for the fourth quarter ended December 31, 2022.
A live audio-only webcast of the call may be accessed from the Investors section of the Company’s website at https://ir.blade.com/. An archived replay of the call will be available on the Investor Relations section of the Company's website for one year.

Use of Non-GAAP Financial Information
Blade believes that the non-GAAP measures discussed below, viewed in addition to and not in lieu of our reported U.S. Generally Accepted Accounting Principles ("GAAP") results, provide useful information to investors by providing a more focused measure of operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. Adjusted EBITDA, Flight Profit, Corporate Expenses, Adjusted Corporate Expenses and Pro forma revenue have been reconciled to the nearest GAAP measure in the tables within this press release.
Adjusted EBITDA - Blade reports Adjusted EBITDA, which is a non-GAAP financial measure. This measure excludes non-cash items or certain transactions that are not indicative of ongoing Company operating performance and / or items that management does not believe are reflective of our ongoing core operations (as shown in the table below).
Constant currency - The consolidated financial statements included here are presented in U.S. dollars. However, Blade's international operations give rise to fluctuations in foreign exchange rates. To compare results between periods as if exchange rates had remained constant period-over-period and allow change in revenue to be evaluated without the impact of foreign currency exchange rate fluctuations, Blade has included results in constant currency. These are calculated by applying the current period exchange rates to local currency reported results for both the current and prior year which excludes any variances attributable to foreign exchange rate movements.

Flight Profit and Flight Margin - Blade defines Flight Profit as revenue less cost of revenue excluding non-cash right of use "ROU" asset amortization, as shown in the table below. Cost of revenue consists of flight costs paid to operators of aircraft and cars, landing fees, ROU asset amortization and internal costs incurred in generating ground transportation revenue using the Company’s owned cars. Blade defines Flight Margin for a period as Flight Profit for the period divided by revenue for the same period. Blade believes that Flight Profit and Flight Margin provide a more accurate measure of the profitability of the Company's flight and ground operations, as they focus solely on the direct costs associated with those operations. Blade believes the exclusion of ROU asset amortization from Flight Profit and Flight Margin is helpful as it better represents the Company's actual payable charges in exchange for the flights served by the operators in the fourth quarter. We also believe that excluding this non-cash ROU amortization expense will aid in comparing to prior and future periods as we do not expect it to re-occur after the fourth quarter of 2022.
Corporate Expenses and Adjusted Corporate Expenses - Blade defines Corporate Expenses as total operating expenses excluding cost of revenue. Blade defines Adjusted Corporate Expenses as Corporate Expenses excluding non-cash items or certain transactions that are not indicative of ongoing Company operating performance and / or items that management does not believe are reflective of our ongoing core operations (as shown in the table below).
Pro forma revenue - Pro forma revenue gives effect to revenue from acquisitions that occurred after the commensurate period of the prior year as if they had been acquired on the first day of the commensurate period of the prior year. Pro forma change in revenue is calculated as the difference between the current reported GAAP revenue and the comparative period pro forma revenue (as shown in the table below). Management believes that discussing pro forma revenue contributes to the understanding of Blade's performance and trends, because it allows for comparisons of the current year period to that of prior years, normalized for the impact of acquisitions. Management believes that pro forma change in revenue assists in measuring the underlying revenue growth of our business as it stands as of the end of the current year period, which we believe provides insight into our then-current operations. Pro forma change in revenue does not represent organic revenue generated by our business as it stood at the beginning of the prior year period.

Financial Results

BLADE AIR MOBILITY, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data, unaudited)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$43,296	$2,595
Restricted cash	1,127	630
Accounts receivable	10,877	5,548
Short-term investments	150,740	279,374
Prepaid expenses and other current assets	12,086	6,798
Total current assets	218,126	294,945

Non-current assets:
Property and equipment, net	2,037	2,045
Investment in joint venture	390	200
Intangible assets, net	46,365	24,421
Goodwill	39,445	13,328
Operating right-of-use asset	17,692	713
Other non-current assets	970	232
Total assets	$325,025	$335,884

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$16,536	$6,369
Deferred revenue	6,709	5,976
Operating lease liability, current	3,362	438
Total current liabilities	26,607	12,783

Non-current liabilities:
Warrant liability	7,083	31,308
Operating lease liability, long-term	14,970	278
Deferred tax liability	1,876	144
Total liabilities	50,536	44,513

Stockholders' Equity
Preferred stock, $0.0001 par value, 2,000,000 shares authorized at December 31, 2022 and December 31, 2021. No shares issued and outstanding at December 31, 2022 and December 31, 2021.	—	—
Common stock, $0.0001 par value; 400,000,000 authorized; 71,660,617 and 70,667,381 shares issued at December 31, 2022 and December 31, 2021, respectively.	7	7
Additional paid in capital	375,873	368,680
Accumulated other comprehensive (loss)	2,287	(898)
Accumulated deficit	(103,678)	(76,418)
Total stockholders' equity	274,489	291,371

Total Liabilities and Stockholders' Equity	$325,025	$335,884

BLADE AIR MOBILITY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$38,135	$24,618	$146,120	$67,158

Operating expenses
Cost of revenue (1)	33,160	20,677	123,845	54,305
Software development (1)	1,622	702	5,545	2,158
General and administrative (1)	20,576	12,395	62,510	39,143
Selling and marketing (1)	2,455	1,380	7,749	3,813
Total operating expenses	57,813	35,154	199,649	99,419

Loss from operations	(19,678)	(10,536)	(53,529)	(32,261)

Other non-operating income (expense)
Change in fair value of warrant liabilities	1,984	10,909	24,225	(7,422)
Realized loss from sales of short-term investments	(91)	—	(2,162)	—
Recapitalization costs attributable to warrant liabilities	—	—	—	(1,731)
Interest income, net	1,542	290	3,434	743
Total other non-operating income (expense)	3,435	11,199	25,497	(8,410)

Income (loss) before income taxes	(16,243)	663	(28,032)	(40,671)

Income tax benefit	(828)	(109)	(772)	(3,752)

Net income (loss)	$(15,415)	$772	$(27,260)	$(36,919)
__________
(1) Prior period amounts have been updated to conform to current period presentation.

BLADE AIR MOBILITY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Cash Flows From Operating Activities:
Net income / (loss)	$(15,415)	$772	$(27,260)	$(36,919)
Adjustments to reconcile net loss to net cash and restricted cash used in operating activities:
Depreciation and amortization	1,984	717	5,725	1,174
Stock-based compensation	2,650	2,931	8,277	11,277
Change in fair value of warrant liabilities	(1,984)	(10,909)	(24,225)	7,422
Realized loss from sales of short-term investments	91	—	2,162	—
Realized foreign exchange loss	(1)	—	6	—
Accretion of interest income on held-to-maturity securities	(783)	—	(1,094)	—
Deferred tax benefit	(772)	(109)	(772)	(3,752)
Recapitalization costs attributable to warrant liabilities	—	—	—	1,731
Loss on disposal of property and equipment	(129)	—	68	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(1,474)	(873)	(5,255)	(4,813)
Accounts receivable	(886)	(1,783)	(5,347)	(1,744)
Other non-current assets	396	(12)	(663)	(128)
Operating right-of-use assets/lease liabilities	415	4	611	39
Accounts payable and accrued expenses	5,645	1,924	9,900	2,524
Deferred revenue	1,154	1,322	737	1,558
Other	5	—	—	1
Net cash used in operating activities	(9,104)	(6,016)	(37,130)	(21,630)

Cash Flows From Investing Activities:
Acquisitions, net of cash acquired	—	—	(48,101)	(23,065)
Purchase of intangibles	—	(12,357)	—	(12,357)
Investment in joint venture	—	—	(190)	—
Purchase of property and equipment	(11)	(224)	(730)	(488)
Purchase of short-term investments	(151)	—	(729)	(308,772)
Purchase of held-to-maturity investments	(87,376)	—	(227,287)	—
Proceeds from maturities of held-to-maturity investments	78,000	—	98,000	—
Proceeds from sales of short-term investments	10,000	17,209	258,377	28,509
Net cash provided by / (used in) investing activities	462	4,628	79,340	(316,173)

Cash Flows From Financing Activities:
Proceeds from the exercise of common stock options	6	161	87	303
Taxes paid related to net share settlement of equity awards	(6)	(3,121)	(1,171)	(3,173)
Repayment of note payable	—	—	—	(1,165)
Proceeds from recapitalization of EIC, net of issuance costs	—	—	—	215,101
Proceeds from sale of common stock in PIPE, net of issuance costs	—	—	—	119,634
Net cash (used in) / provided by financing activities	—	(2,960)	(1,084)	330,700

Effect of foreign exchange rate changes on cash balances	81	(9)	72	(9)
Net (decrease) increase in cash and cash equivalents and restricted cash	(8,561)	(4,357)	41,198	(7,112)
Cash and cash equivalents and restricted cash - beginning	52,984	7,582	3,225	10,337
Cash and cash equivalents and restricted cash - ending	$44,423	$3,225	$44,423	$3,225

Reconciliation to the consolidated balance sheets
Cash and cash equivalents	$43,296	$2,595	$43,296	$2,595
Restricted cash	1,127	630	1,127	630
Total	$44,423	$3,225	$44,423	$3,225

Non-GAAP Financial Information

BLADE AIR MOBILITY, INC.
DISAGGREGATED REVENUE BY PRODUCT LINE
(in thousands, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Passenger segment (1)
Short Distance	$9,418	$6,255	$44,986	$26,507
Jet and Other	7,081	8,541	29,355	25,699
Total	$16,499	$14,796	$74,341	$52,206

Medical segment (1)
MediMobility Organ Transport	21,636	9,822	71,779	14,952
Total	$21,636	$9,822	$71,779	$14,952

Total Revenue	$38,135	$24,618	$146,120	$67,158
__________
(1) Prior period amounts have been updated to conform to current period presentation.

BLADE AIR MOBILITY, INC.
RECONCILIATION OF REVENUE LESS COST OF REVENUE TO FLIGHT PROFIT AND LOSS FROM OPERATIONS
(in thousands except percentages, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$38,135	$24,618	$146,120	$67,158
Cost of revenue (1)	(33,160)	(20,677)	(123,845)	(54,305)
Non-cash timing of ROU asset amortization	464	—	612	—
Flight Profit	$5,439	$3,941	$22,887	$12,853
Flight Margin	14.3%	16.0%	15.7%	19.1%

Flight Profit	$5,439	$3,941	$22,887	$12,853
Reconciling items:
Non-cash timing of ROU asset amortization	(464)	—	(612)	—
Software development	(1,622)	(702)	(5,545)	(2,158)
General and administrative	(20,576)	(12,395)	(62,510)	(39,143)
Selling and marketing	(2,455)	(1,380)	(7,749)	(3,813)
Loss from operations	$(19,678)	$(10,536)	$(53,529)	$(32,261)
__________
(1) Cost of revenue consists of flight costs paid to operators of aircraft and cars, landing fees and internal costs incurred in generating organ ground transportation revenue using the Company's owned cars. Prior period amounts have been updated to conform to current period presentation.

BLADE AIR MOBILITY, INC.
SEATS FLOWN - ALL PASSENGER FLIGHTS
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Seats flown – all passenger flights (1)	31,193	13,676	106,368	35,799
__________
(1) Prior period amounts have been updated to conform to current period presentation.

BLADE AIR MOBILITY, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(in thousands, unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2022		2021	2022	2021
Net income (loss)	$(15,415)		$772	$(27,260)	$(36,919)

Depreciation and amortization	1,984		717	5,725	1,174
Stock-based compensation	2,650		2,931	8,277	11,277
Change in fair value of warrant liabilities	(1,984)		(10,909)	(24,225)	7,422
Realized loss from sales of short term investments	91		—	2,162	—
Recapitalization costs attributable to warrant liabilities	—		—	—	1,731
Interest income, net	(1,542)		(290)	(3,434)	(743)
Consulting costs related to initial public listing	—		163	—	3,618
Offering documents expenses	—		—	—	626
Recruiting fees related to initial public listing	—	—	203	—	536
M&A transaction costs	247		453	3,032	1,043
Legal and regulatory advocacy fees (1)	(180)		—	1,874	—
Settlement and related charges	—		130	—	130
Income tax benefit	(828)		(109)	(772)	(3,752)
Contingent consideration compensation (earn-out) (2)	6,289		—	6,289	—
Executive severance costs	269		—	269	—
Non-cash timing of ROU asset amortization	464		—	612	—
Adjusted EBITDA	$(7,955)		$(5,939)	$(27,451)	$(13,857)
Adjusted EBITDA as a percentage of Revenue	(20.9)%		(24.1)%	(18.8)%	(20.6)%
__________
(1) Represents certain legal and regulatory advocacy fees for matters that we do not consider representative of legal and regulatory advocacy costs that we will incur from time to time in the ordinary course of our business.
(2) Represents contingent consideration compensation in connection with the Trinity acquisition calculated based on 2022 performance.

BLADE AIR MOBILITY, INC.
RECONCILIATION OF TOTAL OPERATING EXPENSES TO ADJUSTED CORPORATE EXPENSES
(in thousands except percentages, unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2022		2021	2022	2021
Revenue	$38,135		$24,618	$146,120	$67,158

Total operating expenses	57,813		35,154	199,649	99,419
Subtract:
Cost of revenue (1)	33,160		20,677	123,845	54,305
Corporate Expenses	$24,653		$14,477	$75,804	$45,114
Corporate Expenses as percentage of Revenue	65%		59%	52%	67%
Adjustments to reconcile Corporate Expenses to Adjusted Corporate Expenses
Subtract:
Depreciation and amortization	1,984		717	5,725	1,174
Stock-based compensation	2,650		2,931	8,277	11,277
Consulting costs related to initial public listing	—		163	—	3,618
Offering documents expenses	—		—	—	626
Recruiting fees related to initial public listing	—	—	203	—	536
M&A transaction costs	247		453	3,032	1,043
Legal and regulatory advocacy fees	(180)		—	1,874	—
Settlement and related charges	—		130	—	130
Contingent consideration compensation (earn-out)	6,289		—	6,289	—
Executive severance costs	269		—	269	—
Adjusted Corporate Expenses	$13,394		$9,880	$50,338	$26,710
Adjusted Corporate Expenses as percentage of Revenue	35%		40%	34%	40%
__________
(1) Prior period amounts have been updated to conform to current period presentation.

BLADE AIR MOBILITY, INC.
RECONCILIATION OF REPORTED REVENUE TO PRO FORMA REVENUE
(in thousands except percentages, unaudited)

The following unaudited pro forma financial information presents what our revenue would have been if Blade Canada and the Blade Europe businesses had been acquired on October 1, 2021. As a result, pro forma revenue includes revenue generated during periods when we did not yet own the acquired businesses. This unaudited pro forma financial information should not be relied upon as being indicative of the historical results that would have been obtained if the acquisitions had occurred on that date, nor the results that may be obtained in the future.

Three months ended December 31
	Total	Short Distance	MediMobility Organ Transport	Jet and Other
Reported Revenue three months ended December 31, 2021	$24,618	$6,255	$9,822	$8,541
Impact of Canada	1,127	1,127	—	—
Impact of Blade Europe	2,906	2,906	—	—
Pro forma Revenue	$28,651	$10,288	$9,822	$8,541

Reported Revenue three months ended December 31, 2022	$38,135	$9,418	$21,636	$7,081
Pro forma change in revenue	33%	(8)%	120%	(17)%

Impact of foreign currency translation	(1)%	(3)%	**	**
Pro forma constant currency change in revenue	34%	(5)%	120%	(17)%
** Percentage not applicable

BLADE AIR MOBILITY, INC.
LAST TWELVE MONTHS DISAGGREGATED REVENUE BY PRODUCT LINE
(in thousands except percentages, unaudited)

		Three Months Ended
	Last Twelve Months	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Product Line (1):
Short Distance	$44,986	$9,418	$20,402	$10,963	$4,203
MediMobility Organ Transport	71,779	21,636	20,219	17,249	12,675
Jet and Other	29,355	7,081	5,101	7,421	9,752
Total Revenue	$146,120	$38,135	$45,722	$35,633	$26,630
__________
(1) Prior period amounts have been updated to conform to current period presentation.

About Blade Air Mobility
Blade is a technology-powered, global air mobility platform committed to reducing travel friction by providing cost-effective air transportation alternatives to some of the most congested ground routes in the U.S. and abroad. Today, the Company predominantly uses helicopters and amphibious aircraft for its passenger routes and is also one of the largest air medical transporters of human organs for transplant in the world. Its asset-light model, coupled with its exclusive passenger terminal infrastructure, is designed to facilitate a seamless transition to Electric Vertical Aircraft (“EVA” or “eVTOL”), enabling lower cost air mobility to the public that is both quiet and emission-free.
For more information, visit www.blade.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and may be identified by the use of words such as "will", “anticipate,” “believe,” “could,” “continue,” “expect,” “estimate,” “may,” “plan,” “outlook,” “future” and “project” and other similar expressions and the negatives of those terms. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to Blade’s future prospects, developments and business strategies. In particular, such forward-looking statements include statements concerning Blade’s future financial and operating performance, results of operations, business and capital deployment strategies and plans, customer behavior, competitive position, industry environment and growth opportunities, and the development and adoption of EVA technology. These statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Blade’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include: our continued incurrence of significant losses; the impact of the COVID-19 pandemic and its related effects, failure of the markets for our offerings to grow as expected, or at all; our ability to effectively market and sell air transportation as a substitute for conventional methods of transportation; the inability or unavailability to use or take advantage of the shift, or lack thereof, to EVA technology; our ability to successfully enter new markets and launch new routes and services; any adverse publicity stemming from accidents involving small aircraft, helicopters or charter flights and, in particular, any accidents involving our third-party operators; the effects of competition; harm to our reputation and brand; our ability to provide high-quality customer support; our ability to maintain a high daily aircraft usage rate; changes in consumer preferences, discretionary spending and other economic conditions; impact of natural disasters, outbreaks and pandemics, economic, social, weather, growth constraints, and regulatory conditions or other circumstances on metropolitan areas and airports where we have geographic concentration; the effects of climate change, including potential increased impacts of severe weather and regulatory activity; the availability of aircraft fuel; our ability to address system failures, defects, errors, or vulnerabilities in our website, applications, backend systems or other technology systems or those of third-party technology providers; interruptions or security breaches of our information technology systems; our placements within mobile applications; our ability to protect our intellectual property rights; our use of open source software; our ability to expand and maintain our infrastructure network; our ability to access additional funding; the increase of costs and risks associated with international expansion; our ability to identify, complete and successfully integrate future acquisitions; our ability to manage our growth; increases in insurance costs or reductions in insurance coverage; the loss of key members of our management team; our ability to maintain our company culture; our reliance on contractual relationships with certain transplant centers and Organ Procurement Organizations; effects of fluctuating financial results; our reliance on third-party operators; the availability of third-party operators; disruptions to third party operators; increases in insurance costs or reductions in insurance coverage for our third-party aircraft operators; the possibility that our third-party aircraft operators may illegally, improperly or otherwise inappropriately operate our branded aircraft; our reliance on third-party web service providers; changes in our regulatory environment; regulatory obstacles in local governments; the expansion of domestic and foreign privacy and security laws; the expansion of environmental regulations; our ability to remediate any material weaknesses or maintain internal controls over financial reporting; our ability to maintain effective internal controls and disclosure controls; changes in the fair value of our warrants; and other factors beyond our control. Additional factors can be found in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, each as filed with the U.S. Securities and Exchange Commission. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Blade undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.

Press Contacts
For Media Relations
Lee Gold
press@blade.com

For Investor Relations
Ravi Jani
investors@blade.com